Exhibit 99.1

For Immediate Release

CEO LETTER TO SHAREHOLDERS ISSUED BY TIVIC HEALTH

Provides updates on vagus nerve stimulation (VNS) program and expectations for 2025

FREMONT, Calif. – December 23, 2024 – Tivic Health® Systems, Inc. (Nasdaq: TIVC), a health tech company developing and commercializing bioelectronic medicine, today released its annual CEO letter to shareholders.

Dear Fellow Shareholders:

As we conclude 2024 and look forward to 2025, I’d like to take this opportunity to recap some of the important developments this year and share some of our expectations for 2025.

Improvements in Commercial Business:

•	We launched ClearUP 2.0, resulting in improved customer experience and correcting technical issues that had surfaced in late 2023.
•	We saw go-to-market partnerships with McKesson and Cardinal Health accelerating dramatically in the second half of the year.
•	Improvements in both customer engagement and the product itself drove customer reviews to 4.4 Stars and significantly reduced defect-related returns.
•	We continued optimizing our marketing mix to improve marketing effectiveness and reach.
•	We restructured our supply chain establishing a recurring gross margin greater than 65% in our direct-to-consumer (D2C) channels, which makes up the bulk of our business. A marked change from the less than 28% aggregate gross margin we reported in 2023.

Tivic’s Future is in Vagus Nerve Stimulation (VNS)

While we continue to improve the performance of our commercial business, some of the most important news this year pertains to our focused entry into Vagus Nerve Stimulation (VNS).

VNS has been steadily emerging as a transformative technology in medicine, mostly based on surgically implanted simulators. Polaris Research forecasts that the VNS market will be worth $21B in the next five years, growing at a CAGR of 10.6%. Implanted stimulators have been approved for—or are nearing approval for—treatment of depression, epilepsy, chronic stroke rehabilitation and rheumatoid arthritis in the US and additional conditions overseas. The companies behind these devices are driving both practitioner awareness and adoption and reimbursement pathways.

Our strategy is to build on this momentum, focusing on achieving the same or better results using non-invasive stimulation approaches. Our non-invasive cervical approach to VNS (ncVNS) offers a less capital-intensive pathway to market while generating similar biological and clinically meaningful effects. In fact, our non-invasive VNS system has shown best-in-industry effects on outcomes like heart rate variability and achieved “comparable-to” or “better-than” results when compared to invasive implants.

In May 2024, we completed a pilot study with the Feinstein Institute of Bioelectronic Medicine and demonstrated that our ncVNS approach was able to drive clinically meaningful changes in brain, cardiac, and nervous system activity, consistent with vagus nerve engagement.

We are now underway with our second collaborative study that is designed to further optimize ncVNS parameters and their impact on vagus nerve activation. This includes electrode positioning, frequency, and amplitude of stimulation. Results thus far have been positive, increasing confidence as we plan to move into clinical trials with the target populations of medical interest in 2025.

These investments to tune the device specifications have both yielded meaningful improvements in efficacy markers and created new intellectual property (IP) that we are protecting on a global scale The study has been fully enrolled and data from the study will be announced following study completion next year.

In parallel with our clinical work, we have worked with seasoned advisors to aggressively evaluate the VNS landscape. This in-depth analysis has involved both primary and secondary research and uncovered targeted opportunities for our ncVNS approach exceeding $30B in annual market opportunity.

Today, Tivic has a robust U.S. and international IP portfolio that includes a total of 16 issued patents and 10 pending patents spanning the U.S., Europe, India and China. We expect to continue to grow this base, for broad international protection of our innovations.

We are confident that our investment in research and development, combined with a deep understanding of the regulatory processes, commercial drivers and medical needs, will serve us well as we transform Tivic to drive greater degrees of success.

Equally as important, we are seeing positive trends in the industry as a whole. Industry awareness of VNS and the accompanying insurance coverage continues to improve. We expect that patient demand for these drug-free therapeutics, supported by appropriate financial access, will accelerate as information about VNS makes its way into mainstream media. VNS and bioelectronic medicine more broadly are expected to play a growing role in the future of healthcare.

Looking back at 2024:

-	We announced best-of-breed results in a field new to Tivic Health
-	We demonstrated clinically meaningful benefits from innovations in non-invasive VNS that parallel or exceed those of approved implanted devices, based on key biometric markers
-	We expanded our partnership with The Feinstein Institute of Bioelectronic Medicine, one of the preeminent academic institutes in the field
-	We filed new intellectual property and received our first international patents

Company Priorities for 2025

Looking at both the improvements in the base business and the advances we made with vagus nerve stimulation (VNS), we have a lot to be proud of in 2024.

I am even more pleased we accomplished all of this while slashing our net operating loss by more than 30%.

As we look to 2025,

•	We are exploring new opportunities to increase cash flow generated by the ClearUP business.
•	We look forward to completing the current work with Feinstein Institute of Bioelectronic Medicine.
•	We are charting disease-specific clinical trials, moving the company closer to securing regulatory approvals for what we expect will be life-changing treatments for patients in need.
•	We look forward to talking in more detail about the specific target indications as we advance into the next stage of clinical trial work in 2025.

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We anticipate that the advancement of our clinical programs for ncVNS will be key to increasing long-term shareholder value. In addition, the board and I continue to evaluate a range of options to maximize shareholder returns, including taking the necessary steps to ensure we regain Nasdaq listing compliance.

I would like to recognize the exceptional efforts of the lean and dedicated Tivic Health team. I thank them for their relentless drive and hard work. Together, with our investors, collaborators, and supporters, we are striving to build a company that can transform the future of medicine and make a lasting, positive impact on the lives of people around the world.

We are excited about the opportunities that lie ahead, and we look forward to continuing this journey with all of you in 2025.

Sincerely,

Jennifer Ernst

Chief Executive Officer

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s technology platforms leverage stimulation of the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUPTM is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUPTM is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com@TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumption that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com

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